Exhibit 1.1

Execution Version

SUBURBAN PROPANE PARTNERS, L.P.

6,300,000 Firm Common Units

and

945,000 Option Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 8, 2012

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES LLC,

RAYMOND JAMES & ASSOCIATES, INC.,

as Representatives of the several Underwriters

      named in Schedule I hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

The undersigned, Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), and Suburban Propane, L.P., a Delaware limited partnership (the “Operating Partnership”), hereby confirm their agreement as set forth below with the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Raymond James & Associates, Inc. are acting as representatives (the “Representatives”).

The Partnership and the Operating Partnership are collectively referred to herein as the “Suburban Parties.” The Partnership, the Operating Partnership, Suburban Energy Services Group LLC, a Delaware limited liability company and general partner of both the Partnership and the Operating Partnership (the “General Partner”), and the direct and indirect subsidiaries of the Partnership listed in Schedule III (the “Operating Subsidiaries”) are referred to collectively herein as the “Operating Entities.” The Partnership, the Operating Partnership, the General Partner, the Operating Subsidiaries and the Non-Operating Subsidiaries (as defined in Section 4(s)) are referred to collectively herein as the “Partnership Entities.”

1. Description of Common Units. The Partnership proposes to issue and sell to the Underwriters 6,300,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 945,000 Common Units (the “Option Units”) under certain circumstances as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the “Units” and are more fully described in the Disclosure Package and the Final Prospectus (each hereinafter defined).

2. Purchase, Sale and Delivery of the Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (a) the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $36.1056 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to purchase from the Partnership, any additional number of Option Units that such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York (the “DTC”). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made available at or prior to 9:00 a.m., New York City time, on August 14, 2012 at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 or at such other place as may be agreed upon between the Representatives and the Partnership (the “Place of Closing”), or at such other time and date not later than five full business days thereafter as the Representatives and the Partnership may agree, such time and date of payment and delivery being herein called the “Initial Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

The Partnership will deliver the Firm Units to the Underwriters against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership on or before the Initial Delivery Date.

The Partnership will cause its transfer agent to deposit the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Disclosure Package and the Final Prospectus.

3. Purchase, Sale and Delivery of the Option Units. The Partnership hereby grants the option to the Underwriters to purchase from the Partnership up to 945,000 Option Units, on the same terms and conditions as the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered and such Option Units shall be sold at the same price as the Firm Units. Option Units may be purchased as provided in this Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.

The option is exercisable by the Representatives at any time, in whole or in part, and from time to time, before the expiration 30 days from the date of the Final Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange (the “NYSE”) is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by the Representatives to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be less than one business day nor more than five business days after such notice unless otherwise agreed to by the Partnership and the Representatives. The Underwriters may terminate the option at any time as to any unexercised portion thereof by notice given by the Representatives to the Partnership to such effect. The percentage of the total number of Option Units to be purchased by each Underwriter shall be the same as the percentage of the total number of Firm Units purchased by such Underwriter.

The Underwriters shall make such allocation of the Option Units among them as may be required to eliminate purchases of fractional Units.

Delivery of Option Units will be in book-entry form through the facilities of the DTC. Delivery of the documents required by Section 6 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 9:00 a.m., New York City time, on the date designated in the notice given by the Representatives as provided above, or at such other time and date as the Representatives and the Partnership may agree (which may be the same as the Initial Delivery Date), such time and date of payment and delivery being herein called an “Option Unit Delivery Date.” The Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder. On each Option Unit Delivery Date, the Suburban Parties shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to Option Units as are required to be delivered on the Initial Delivery Date with respect to the Firm Units.

The Partnership will deliver the Option Units to the Underwriters against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership on or before an Option Unit Delivery Date.

The Partnership will cause its transfer agent to deposit the Option Units pursuant to the Full Fast Delivery Program of the DTC.

4. Representations, Warranties and Agreements of the Suburban Parties. Each of the Suburban Parties jointly and severally represent and warrant to and agree with each Underwriter as set forth below:

(a) Registration Statement/Prospectus. A shelf registration statement (Registration No. 333-183124) on Form S-3 to be used in connection with the public offering and sale of the Units, including a related Basic Prospectus (as defined below), (i) has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”), (ii) has been filed with the Commission under the 1933 Act, and (iii) is effective under the 1933 Act. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses (as defined below) relating to the Units, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission a Final Prospectus (as defined below) in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the 1933 Act and the 1933 Act Rules and Regulations, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein. Copies of such Registration Statement, including any amendments thereto, each related Preliminary Prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to the Underwriters.

As used in this Agreement:

(i) “Basic Prospectus” shall mean the prospectus referred to in the preceding paragraph of Section 4(a) that is contained in the Registration Statement at the Effective Date.

(ii) “Disclosure Package” shall mean, as of the Execution Time, the most recent Preliminary Prospectus, together with (A) any Issuer Free Writing Prospectus filed by the Partnership on or before the Execution Time and identified on Schedule II hereto, and (B) the pricing information identified on Schedule II hereto.

(iii) “Effective Date” shall mean any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the 1933 Act in accordance with the 1933 Act Rules and Regulations.

(iv) “Execution Time” shall mean 8:00 a.m., New York City time, on August 9, 2012.

(v) “Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

(vi) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units.

(vii) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

(viii) “Registration Statement” shall mean the registration statement referred to in the preceding paragraph of Section 4(a), including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Initial Delivery Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

(ix) “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in this Section 4(a).

(x) Unless otherwise indicated, “Rule” or “Rules” shall refer to particular rules or regulations under the 1933 Act Rules and Regulations and “Section” or “Sections” shall refer to particular sections of this Agreement.

Any reference to any Preliminary Prospectus, the Disclosure Package, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act as of the date of such Preliminary Prospectus, the Basic Prospectus or the Final Prospectus, as the case may be, or in the case of the Disclosure Package, as of the Execution Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Basic Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of such Preliminary Prospectus or the Basic Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Basic Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Basic Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date. As of the determination date applicable to the Registration Statement (and any amendment thereof), the Partnership is a “well-known seasoned issuer” (as defined in Rule 405).

(c) Ineligible Issuer. (i) At the time of the initial filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer. The Partnership is eligible to use Form S-3 for the offering of the Units.

(d) Continued Eligibility of Automatic Shelf Registration Statement. The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Units remain unsold by the Underwriters the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Partnership will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment to the previously filed registration statement on the proper form relating to the Units, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Partnership will take all other action necessary to permit the public offering and sale of the Units to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Partnership has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e) Form of Documents. The Registration Statement complied and will comply in all material respects on each Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed, to the requirements of the 1933 Act and the 1933 Act Rules and Regulations. The most recent Preliminary Prospectus complied, and the Final Prospectus will comply, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the 1933 Act and the 1933 Act Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Basic Prospectus, the most recent Preliminary Prospectus, the Disclosure Package and the Final Prospectus conformed or will conform in all material respects, when they became effective or were filed with the Commission, as the case may be, to the requirements of the 1934 Act or the 1933 Act, as applicable, and the rules and regulations of the Commission thereunder.

(f) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(g) No Material Misstatements or Omissions in the Final Prospectus. The Final Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Final Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(h) No Material Misstatements or Omissions in the Disclosure Package. The Disclosure Package did not, as of the Execution Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(i) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus of the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) does not include any information that conflicts in any material respect with the information contained in the Disclosure Package, including any document incorporated by reference therein that has not been superseded or modified.

(j) Other Sales. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Initial Delivery Date, other than pursuant to acquisitions, employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Disclosure Package and the Final Prospectus.

(k) Formation and Due Qualification. Each of the Operating Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation with all necessary power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Disclosure Package and the Final Prospectus (and any amendments or supplements thereto). Each of the Partnership Entities is, and at each Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the position (financial or other), partners’, members’ or stockholders’ equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability, which states of formation and qualification are set forth next to the name of each of the Partnership Entities listed on Schedules III and IV to this Agreement.

(l) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership. Such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”) and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Final Prospectus and except for liens created by, or pursuant to, or permitted under, that certain Amended and Restated Credit Agreement, dated January 5, 2012 (the “Credit Agreement”), by and among the Suburban Parties, Bank of America, N.A. and the lenders party thereto, the various pledge, assignment and security agreements and other agreements and instruments entered into in connection therewith (“Permitted Liens”).

(m) Capitalization. At each Delivery Date (assuming that the Underwriters do not purchase the Option Units), after giving effect to the issuance of the Firm Units, the issued and outstanding limited partner interests of the Partnership will consist of 56,047,240 Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and are owned free and clear of all liens, encumbrances (except restrictions on transferability described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Final Prospectus and except for Permitted Liens.

(n) Ownership of Lock-Up Units. The General Partner owns 784 Common Units (all such Common Units being referred to herein as the “Lock-Up Units”) as described in the Disclosure Package and the Final Prospectus; all of such Lock-Up Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Lock-Up Units free and clear of all liens, encumbrances (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Final Prospectus and except for Permitted Liens. In addition, in connection with the closing of the Inergy Propane acquisition (the “Inergy Propane Acquisition”, as described in the Final Prospectus) on August 1, 2012 (the “Acquisition Closing Date”), and pursuant to the terms of the Contribution Agreement, John J. Sherman, the President and Chief Executive Officer of Inergy, L.P. entered into that certain Unitholder Agreement pursuant to which Mr. Sherman agreed, for a period of one year after the Acquisition Closing Date, subject to certain limited exceptions, not to transfer, sell, assign, pledge or otherwise dispose, directly or indirectly any of our common units (collectively, a “Transfer”); and Mr. Sherman agreed further to cause his affiliates not to “Transfer” any of the Common Units that are acquired from Mr. Sherman after the Acquisition Closing Date.

(o) Valid Issuance of the Units. At the Initial Delivery Date or any Option Unit Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p) Ownership of Limited Liability Company Interests in the General Partner. Michael J. Dunn, Jr. (the “Sole Member”) owns 100% of the outstanding limited liability company interests in the General Partner; all of such interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Operating Agreement of the General Partner (the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and

the Sole Member owns such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Final Prospectus and except for Permitted Liens.

(q) Ownership of Partnership Interests in the Operating Partnership. The General Partner owns 100% of the outstanding general partner interests in the Operating Partnership, the Partnership directly owns 99.9% of the outstanding limited partner interests in the Operating Partnership and the Partnership indirectly owns 0.1% of the outstanding limited partner interests in the Operating Partnership; all of such interests have been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership LP Agreement”) and are fully paid (to the extent required under the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and the General Partner and the Partnership own such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Final Prospectus and except for Permitted Liens.

(r) Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, 100% of the limited liability company interests or capital stock, as the case may be, in each of the Operating Subsidiaries free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus and except for Permitted Liens), security interests, equities, charges and other claims. Such limited liability company interests or capital stock, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company or charter documents, as the case may be, of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company; Section 63.235 of the Oregon Revised Statutes, in the case of an Oregon limited liability company; and Section 86.343 of the Nevada Revised Statutes, in the case of a Nevada limited liability company). The Partnership owns, directly or indirectly, 100% of the limited liability company interests in each of the Non-Operating Subsidiaries (as defined in Section 4(s)) free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus and except for Permitted Liens), security interests, equities, charges and other claims. Such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company organizational documents of the respective Non-Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company; Section 63.235 of the Oregon Revised Statutes, in the case of an Oregon limited liability company; and Section 86.343 of the Nevada Revised Statutes, in the case of a Nevada limited liability company), except for such liens, encumbrances, security interests, equities, charges and other claims, the existence of which, would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability of the Suburban Parties to perform their obligations under this Agreement.

(s) No Other Subsidiaries. The Partnership does not own or control directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedules III and IV, annexed hereto, such subsidiaries consisting of the Operating Partnership, the Operating Subsidiaries listed on Schedule III hereof (the “Operating Subsidiaries”) and the subsidiaries listed on Schedule IV hereof (the “Non-Operating Subsidiaries” and, together with the Operating Partnership and the Operating Subsidiaries, the “Subsidiaries”). Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than as set forth in Schedules III and IV annexed hereto. Other than its ownership of its general partner interests and its limited partner interests in the Partnership and its general partner interests in the Operating Partnership, the General Partner does not own, and as of each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. The Non-Operating Subsidiaries, considered individually or in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(t) No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or any partnership or limited liability company interests in any Suburban Party, in each case pursuant to the bylaws, partnership agreement or limited liability company agreement of such Partnership Entity (collectively, the “Organizational Agreements”) or the certificate of limited partnership or formation or incorporation, bylaws or other organizational documents of such Partnership Entity (collectively, together with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which such Partnership Entity is a party or by which it is bound. Except for any such rights as have been effectively waived, neither the filing of the Registration Statement, the Preliminary Prospectus or the Final Prospectus nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities. Except as described in the Disclosure Package and the Final Prospectus and for options granted pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans in effect as of the Execution Time, there are no outstanding options or warrants to purchase any capital stock or any partnership or limited liability company interests of any of the Partnership Entities.

(u) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

(v) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Suburban Parties.

(w) Enforceability of Organizational Agreements. Each of the Organizational Agreements has been duly authorized and validly executed and delivered by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(x) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Suburban Parties, or the consummation of the transactions contemplated by this Agreement (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Suburban Parties to perform their obligations under this Agreement.

(y) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Suburban Parties, or the consummation by the Suburban Parties of the transactions contemplated hereby, except for (i) such Consents as may be required under the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the rules and regulations thereunder (the “1934 Act Rules and Regulations”) and state securities or “Blue Sky” laws and applicable rules and regulations under such laws, (ii) such Consents that have been, or prior to the Initial Delivery Date, will be, obtained, and (iii) such Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Suburban Parties to perform their obligations under this Agreement.

(z) No Default. None of the Partnership Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Suburban Parties to perform their obligations under this Agreement. To the knowledge of the Suburban Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Suburban Parties to perform their obligations under this Agreement.

(aa) Conformity of Securities to Descriptions in the Disclosure Package and the Final Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(bb) Independent Registered Public Accounting Firm. The accountants, PricewaterhouseCoopers LLP, who have certified the audited financial statements contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership and the General Partner as required by the 1933 Act, the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(cc) Financial Statements. As of March 24, 2012, the Partnership would have had, on the consolidated, as adjusted, basis indicated in the Disclosure Package and the Final Prospectus, a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related notes (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The selected financial information set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. There are no financial statements (historical or pro forma) that are required to be contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus that are not contained or incorporated by reference as required. The pro forma financial information included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus includes assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect in all material respects to those assumptions. The pro forma financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents in all material respects the information contained therein, and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(dd) Title to Real Property. The Partnership Entities have good, valid and indefeasible title to all real and personal property reflected in the Registration Statement, the Disclosure Package and the Final Prospectus as assets owned by them, in each case, free and clear of all (i) liens and security interests, or (ii) other claims and other encumbrances (other than liens or security interests or Permitted Liens), except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus, (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described or (3) such as would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability of the Suburban Parties to perform their obligations under this Agreement, and subject to limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that, with respect to any real property and buildings held under lease by any Partnership Entity, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions (A) as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described or (B) would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability of the Suburban Parties to perform their obligations under this Agreement, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus and are proposed to be used in the future as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ee) Intellectual Property. Each of the Partnership Entities owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of such Partnership Entity’s business as now conducted or as proposed in each of the Disclosure Package and the Prospectus to be conducted, except such as would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability of the Suburban Parties to perform their obligations under this Agreement. Except as disclosed in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by any of the Partnership Entities; (b) the Suburban Parties are not aware of any material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to any of the Partnership Entities; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of any of the Partnership Entities in or to any material Intellectual Property, and the Suburban Parties are unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Suburban Parties are unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that a Partnership Entities’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Suburban Parties are unaware of any other fact which would form a reasonable basis for any such claim, which in any such case would reasonably be expected to have a Material Adverse Effect.

(ff) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto). Except as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of any Partnership Entity (other than in connection with the Inergy Propane Acquisition) and (iii) there has not been any material adverse change, or any development involving or which could reasonably be expected to result in, individually or in the aggregate, a material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ equity, stockholders’ equity, members’ equity, net worth or results of operations of the Partnership Entities taken as a whole.

(gg) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Suburban Parties, threatened against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) but that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

(hh) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the members of the Board of Supervisors of the Partnership (“Supervisors”), directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and Final Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, Supervisors, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto). No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any Supervisor, director, manager or executive officer of any Partnership Entity.

(ii) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Registration Statement, the

Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits that are due to have been, or will be, fulfilled and performed by such date, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act), which are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in reports that it files under the 1934 Act is accumulated and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll) No Material Weakness in Internal Controls. Since the end of the Partnership’s most recent fiscal year, there has been (i) no significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership to record, process, summarize and report financial data, (ii) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (iii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(mm) Sarbanes-Oxley Act Compliance. There is and has been no failure on the part of the Partnership and, to the Partnership’s knowledge, any of the Supervisors or any officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act.

(nn) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect. The Partnership has made appropriate provisions in the applicable financial statements referred to in Section 4(cc) in respect of all federal, state, local and foreign taxes for all current or prior periods as to which the tax liability of any of the Partnership Entities has not been finally determined. The Partnership is currently qualified as a “publicly traded partnership” within the meaning of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

(oo) Investment Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(pp) Environmental Compliance. The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits, or liability in connection with a release would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance defined in or regulated under any other Environmental Law.

(qq) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the Suburban Parties, is imminent or threatened that is reasonably likely to have a Material Adverse Effect.

(rr) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Entities would have any material liability, excluding any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) (each a “Plan”), has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code; (ii) with respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Partnership Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ss) Insurance. The Partnership Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks and in such amounts as are reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as are customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the transactions contemplated hereby), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(tt) Litigation. Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Suburban Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, could individually or in the aggregate have a Material Adverse Effect or could materially impair the ability of the Suburban Parties to perform their obligations under this Agreement.

(uu) No Distribution of Other Offering Materials. None of the Partnership Entities have distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Disclosure Package or the Final Prospectus.

(vv) Listing. The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Units on the NYSE.

(ww) Brokers. Except as described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Units.

(xx) Market Stabilization. None of the Partnership Entities has taken, and none of the Partnership Entities shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in violation of any law, rule or regulation.

(yy) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), if any, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(zz) FINRA Affiliations. To the Partnership’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Partnership’s officers or Supervisors or the Partnership’s 5% or greater securityholders, except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto).

(aaa) No Conflict with OFAC Laws. None of the Partnership Entities, nor, to the knowledge of the Partnership, the General Partner, any Supervisor, officer, agent or employee of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not knowingly, directly or indirectly, use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bbb) No Conflict with Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, the General Partner, the Supervisors and officers, threatened, the adverse determination of which would have a Material Adverse Effect.

(ccc) No Violation of FCPA. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership, the Partnership’s affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Any certificate signed by any officer of any Partnership Entity and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Entity to each Underwriter as to the matters covered thereby.

5. Additional Covenants.

(a) The Suburban Parties jointly and severally covenant and agree with the several Underwriters that:

(i) The Partnership will (A) timely transmit copies of the Preliminary Prospectus and the Final Prospectus in a form approved by the Underwriters, and any amendments or supplements thereto (subject to the provisions of this Section 5), to the Commission for filing pursuant to Rule 424(b), and (B) timely transmit copies of any Issuer Free Writing Prospectus in a form approved by the Underwriters to the Commission for filing pursuant to Rule 433.

(ii) The Partnership will deliver or make available to each of the Underwriters and to counsel for the Underwriters (A) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, and of any amendments and supplements to the Registration Statement and (B) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus, any Issuer Free Writing

Prospectus, the Final Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its reasonable best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Underwriters, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to the Preliminary Prospectus or the Final Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(iii) The Partnership will not file any amendment or supplement to the Registration Statement, the Final Prospectus, the Basic Prospectus or Issuer Free Writing Prospectus or any other free writing prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations) that differs from the Final Prospectus as filed pursuant to Rule 424(b), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement, the Final Prospectus, the Basic Prospectus or any Issuer Free Writing Prospectus becomes effective or when any supplement to the Basic Prospectus has been filed.

(iv) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Final Prospectus.

(v) If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (A) any event relating to or affecting the Partnership Entities or of which the Partnership shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it shall be necessary to amend or supplement the Registration Statement or the Final Prospectus or to file a new registration statement, in each case, to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership promptly will, at its expense, (w) notify the Representatives of any such event or non-compliance, (x) prepare and file with the Commission, subject to Section 5(a)(iii), an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (y) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (z) supply any supplemented Final Prospectus to the Underwriters in such quantities as the Representatives may reasonably request.

(vi) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to (A) qualify as a foreign limited partnership or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(vii) In accordance with Section 11(a) of the 1933 Act and Rule 158, the Partnership will make generally available to its security holders an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(viii) The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and furnish or make available to its security holders quarterly reports containing financial statements and financial information that may be unaudited. The Partnership will, for a period of two years from the Delivery Date, furnish or make available to the Underwriters via the Commission’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”)

system or the Partnership’s web site a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units (excluding any periodic income tax reporting) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available to the Representatives similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership’s financial statements. The Representatives will be directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Partnership of such reports to the Representatives in compliance with the provisions of this Section 5(a)(viii). The Representatives shall have no duty to search for or obtain any electronic or other filings that the Partnership makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

(ix) The Suburban Parties will not, for a period of 60 days from the date of the Final Prospectus, directly or indirectly, (A) offer for sale, contract to sell, sell, pledge, hypothecate, distribute, announce the intention to sell or otherwise dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of, any Common Units held by such person or securities convertible into or exchangeable for Common Units held by such person, or sell or grant options, rights or warrants with respect to any Common Units held by such person or securities convertible into or exchangeable for Common Units held by such person, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units held by them or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units (other than (i) any registration statement on Form S-8 or (ii) as otherwise excepted from this lock-up provision) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Wells Fargo Securities, LLC; provided, however, that the foregoing restrictions do not apply to (1) issuances of Common Units pursuant to any existing employee benefit plans or (2) issuances of Common Units pursuant to the Underwriters’ option to purchase the Option Units; and the executive officers and Supervisors of the Partnership shall furnish to the Underwriters, at or prior to the execution of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (x) offer for sale, contract to sell, sell, pledge, hypothecate, distribute, announce the intention to sell or otherwise dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of, any Common Units or securities convertible into or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units held by such person or securities convertible into or exchangeable for Common Units held by such person or (y) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (z) publicly disclose the intention to do any of the foregoing, in each case for a period of 60 days from the date of the Final Prospectus, without the prior written consent of Wells Fargo Securities, LLC.

(x) The Partnership will apply the net proceeds received from the sale of the Units as set forth in the description under “Use of Proceeds” in the Final Prospectus.

(xi) The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the 1933 Act.

(xii) The Partnership will use reasonable best efforts to obtain approval for, and maintain the listing of the Units on, the NYSE.

(xiii) The Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show. The Partnership agrees that (A) it has treated and will treat, as the case may be, each Issuer Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xiv) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Partnership will promptly (A) notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (B) subject to Section 5(a)(iii), amend or supplement the Disclosure Package to correct such statement or omission and (C) supply any amendment or supplement to the Underwriters in such quantities as the Representatives may reasonably request.

(xv) If the Partnership elects to rely on Rule 462(b), the Partnership shall both file an Abbreviated Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 by the earlier of (A) 10:00 p.m., New York time, on the date of this Agreement and (B) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(b) Each of the Underwriters, severally but not jointly, covenant and agree with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show.

6. Conditions to the Underwriters’ Obligations. The respective obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the Execution Time on the date hereof and as of each Delivery Date, of the representations and warranties of the Suburban Parties contained herein and of the statements of the Partnership Entities made in any certificates pursuant to the provisions hereof, to the performance by the Suburban Parties of their covenants and obligations hereunder, and to the following additional conditions:

(a) All filings required by Rule 424, 433(d) or 430B shall have been timely made. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or the Underwriters, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) No Underwriter shall have advised the Partnership on or prior to the applicable Delivery Date that (i) the Registration Statement or any amendment or supplement thereto contains an untrue statement of fact that, in the opinion of the Underwriters (upon the advice of counsel), is material, or omits to state a fact that, in the opinion of the Underwriters (upon the advice of counsel), is material and is required to be stated therein or is necessary to make the statements therein, not misleading or (ii) the Disclosure Package or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of fact that, in the opinion of the Underwriters (upon the advice of counsel), is material, or omits to state a fact that, in the opinion of the Underwriters (upon the advice of counsel), is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) On each Delivery Date, the Underwriters shall have received the opinion of Proskauer Rose LLP, counsel for the Partnership, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit B hereto.

(d) On each Delivery Date, the Underwriters shall have received the opinion of Paul Abel, Vice President, General Counsel and Secretary of the Partnership, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit C hereto.

(e) The Underwriters shall have received on each Delivery Date, from Andrews Kurth LLP, counsel to the Underwriters, such opinion or opinions, dated the applicable Delivery Date, with respect to such matters as the Underwriters may reasonably require; and the Suburban Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6(e) and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(f) At the time of execution of this Agreement and on each Delivery Date, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters and PricewaterhouseCoopers LLP, addressed to the Underwriters and dated the date hereof (i) confirming that such firm is an independent registered public accounting firm within the meaning of the 1933 Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the various financial information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such firm, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated on each Delivery Date, (i) confirming that such firm is an independent registered public accounting firm within the meaning of the 1933 Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h) Except as set forth in the Disclosure Package and the Final Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), none of the Partnership Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capitalization or short-term or long-term debt of the Partnership Entities or any change, or any development involving or that which could reasonably be expected to result in, individually or in the aggregate, a material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ equity, stockholders’ equity, members’ equity, net worth or results of operations of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(i) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2)), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred securities.

(j) Subsequent to the execution and delivery to this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended; (iii) a banking moratorium shall have been declared by federal or state authorities; (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions or any other calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, issuance or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(k) The Underwriters shall have received certificates, dated each Delivery Date and signed by a president and the chief financial officer (or persons holding similar positions, as applicable), in their capacities as such, of each of the Suburban Parties, stating that:

(i) the conditions set forth in Section 6(a) have been fully satisfied;

(ii) such officer has examined the Registration Statement, the Disclosure Package and the Final Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering, and nothing has come to such officer’s attention that would lead such officer to believe that: (A)(1) the Registration Statement, including the documents incorporated therein by reference, as of the most recent Effective Date, (2) the Final Prospectus, including any documents incorporated by reference therein, as of the date of the Final Prospectus and as of such Delivery Date and (3) the Disclosure Package, as of the Execution Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) since the Effective Date, there has occurred any event required to be set forth in an amendment or supplement to the Registration Statement, the Final Prospectus or the Disclosure Package that has not been so set forth;

(iii) all representations and warranties made herein by such Suburban Party are true and correct as of such Delivery Date, with the same effect as if made on and as of such Delivery Date; and all agreements herein to be performed or complied with by such Suburban Party on or prior to such Delivery Date have been duly performed and complied with by such Suburban Party;

(iv) such Suburban Party has performed all obligations required to be performed by it pursuant to this Agreement;

(v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, are threatened; and

(vi) covering such other matters as the Underwriters may reasonably request.

(l) The Suburban Parties shall not have failed, refused or been unable, at or prior to each Delivery Date, to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Delivery Date.

(m) The Partnership shall have furnished to the Underwriters at each Delivery Date such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

(n) The Units are listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o) The Underwriters shall have received duly and validly executed letter agreements referred to in Section 5(a)(ix) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to Andrews Kurth LLP, counsel for the several Underwriters. The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

In accordance with the provisions of Section 10 hereof, this Agreement may be terminated by the Underwriters at any time at or prior to each Delivery Date by notice to the Partnership if any condition specified in Section 6 shall not have been satisfied on or prior to such Delivery Date.

7. Indemnification and Contribution.

(a) The Suburban Parties, jointly and severally, will indemnify and hold harmless each of the Underwriters and their respective directors, officers, employees and agents, each person, if any, who controls such Underwriter within the meaning of the 1933 Act or the 1934 Act and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act from and against any losses, damages or liabilities, joint or several, to which that Underwriter, director, officer, employee, agent, controlling person or affiliate may become subject under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (B) any Blue Sky application or other document prepared or executed by any of the Partnership Entities (or based upon any written information furnished by any of the Partnership Entities) or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or the omission or alleged omission to state in any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending against or appearing as a third-party witness in connection with any such loss, damage, liability, action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Suburban Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Blue Sky application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by the Representatives expressly for use in the preparation thereof (as provided in Section 13 hereof).

(b) Each of the Underwriters, severally and not jointly, will indemnify and hold harmless the Suburban Parties and their respective officers, Supervisors, employees and agents and each person, if any, who controls such Suburban Parties within the meaning of the 1933 Act or the 1934 Act from and against any losses, damages or liabilities to which the Suburban Parties may become subject under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show or (B) any Blue Sky application or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show or any Blue Sky application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show or any Blue Sky application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by the Representatives expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Suburban Parties for any reasonable legal or other expenses incurred by the Suburban Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Suburban Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Suburban Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Suburban Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total gross proceeds from such offering (before deducting expenses) received by the Suburban Parties bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Suburban Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Suburban Parties, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Suburban Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Suburban Parties under this Section 7 shall be in addition to any liability that the Suburban Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of each of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and Supervisor who signed the Registration Statement and to each person, if any, who controls the Suburban Parties within the meaning of the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Suburban Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Suburban Parties or any of their officers, directors, Supervisors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

9. Defaulting Underwriter. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Firm Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions that the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Firm Units on such Delivery Date if the total number of Firm Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Firm Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Firm Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Units to be purchased on such Delivery Date. If the remaining Underwriters, or other underwriters satisfactory to the Underwriters, do not elect to purchase the Firm Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Suburban Party except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Firm Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default. If other Underwriters are obligated or agree to purchase the Firm Units of a defaulting or withdrawing Underwriter, either the Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package, the Final Prospectus or in any other document or arrangement.

10. Termination.

(a) This Agreement may be terminated by the Representatives at any time at or prior to the Initial Delivery Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Initial Delivery Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

(b) This Agreement also may be terminated by the Representatives, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to an Option Unit Delivery Date or as provided in Section 9 of this Agreement.

If the Representatives terminate this Agreement as provided in Sections 10(a) or 10(b), they shall notify the Partnership by telephone or email, confirmed by letter.

11. Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation: (a) all expenses (including transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the Commission, the fees and expenses of the Partnership’s counsel and accountants; (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters’ Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing; (c) the furnishing of copies of such documents to the Underwriters; (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis; (e) the filing fees of FINRA (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by FINRA; (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees; (g) all fees and expenses relating to the authorization of the Units for trading on the NYSE; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units; (i) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants and (j) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters’ counsel and the Underwriters’ transportation expenses.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Representatives shall be mailed, delivered or sent by facsimile transmission and confirmed c/o: Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Fax: (646) 855-3073, Attention: Syndicate Department, with a copy to fax: (212) 230-8730, Attention: ECM Legal; Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY, 10013, Attention: General Counsel; Credit Suisse Securities (USA) LLC, Eleven Madison Ave., New York, NY 10010, Attn: LCD-IBD; Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attn; ECM—Syndicate Desk, fax (212) 797-9344, with a copy to the General Counsel, 36th floor, fax (212) 797-4564; Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY, 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, email: prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Equity Syndicate Desk (212-648-8358 – fax); and Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Capital Markets General Counsel; or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or emailed and confirmed to the Partnership at Suburban Propane Partners, L.P., 240 Route 10 West, Whippany, New Jersey 07981, Attention: Vice President and Treasurer, Fax: 973-515-5994 at ddambrosio@suburbanpropane.com; and if sent to any other party, shall be given at the address set forth on the signature page hereof. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or emailed and confirmed to such Underwriter’s address as it appears in the Underwriters’ Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including each of the Suburban Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Information Furnished by Underwriters. The statements set forth (i) in the fifth paragraph on the cover page regarding delivery of the Units, and under the caption “Underwriting,” (ii) the list of Underwriters and their respective participations in the sale of the Units included in the table under the first paragraph under the caption “Underwriting,” (iii) the first sentence related to concessions under the heading “Underwriting Discounts and Expenses” under the caption “Underwriting” and (iv) the paragraphs under heading “Price Stabilization,

Short Positions and Penalty Bids” under the caption “Underwriting”, in each of the Disclosure Package and the Final Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 4(f), 4(g), 4(h) and 4(i) and Section 7 hereof.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Suburban Parties, their respective successors and assigns and the officers, Supervisors, directors, employees, agents, representatives and controlling persons referred to in Section 7 hereof (to the extent provided in Sections 7 and 8) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers, Supervisors and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

15. Research Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Suburban Parties acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Suburban Parties, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Suburban Parties in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Suburban Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Suburban Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the Suburban Parties acknowledges that the Underwriters’ may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units, and the Underwriters have no obligation to disclose, or account to the Partnership for, any of such additional financial interests. Each of the Suburban Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Suburban Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

17. Counterparts. This Agreement may be executed (including by facsimile transmission) with the counterpart signature page or by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

19. Time of Essence. Time shall be of the essence of this Agreement.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Suburban Parties and the Underwriters hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Suburban Parties and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. Each of the Suburban Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Heading. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature Pages Follow)

Execution Version

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Suburban Parties and the Underwriters.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Chief Financial Officer

SUBURBAN PROPANE, L.P.

By:	/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Chief Financial Officer

ACCEPTED in New York, New York,

as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John E. Cogan
Name: John E. Cogan
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Edward Bryant
Name: Edward Bryant
Title: Director

By:	/s/ Brad Miller
Name: Brad Miller
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
Name: Michael Hickey
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu
Name: Yaw Asamoah-Duodu
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Mark Huhndorff
Name: Mark Huhndorff
Title: Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.